Exhibit 12.4

Certification of Principal Financial Officer pursuant to 17 CFR 240.13a-14(a), as adopted pursuant to §302 of the Sarbanes-Oxley Act

I, Dudi Machluf, certify that:

1.	I have reviewed this Amendment no. 2 to the annual report on Form 20-F of Elbit Imaging Ltd.; and

2.	Based on my knowledge, this Amendment no. 2 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 17, 2008

By: /s/ Dudi Machluf —————————————— Dudi Machluf, Chief Financial Officer